Exhibit 5.2 to
                                    FORM F-9

                        DESJARDINS DUCHARME STEIN MONAST
                               GENERAL PARTNERSHIP
                             BARRISTERS & SOLICITORS





                                     Montreal, Quebec, Canada, December 19, 1997


BY EDGAR

SECURITIES AND EXCHANGE COMMISSION


Dear Sirs/Mesdames:

                  Re:      $300,000,000
                           NATIONAL BANK OF CANADA
                           (300,000 Shares)
                           8.45% Noncumulative First Preferred Shares, Series Z

                  We have acted as counsel to National Bank of Canada in connection with the preparation of its (final) short form prospectus dated December 11, 1997 (the "Prospectus") relating to the above-captioned potential distribution.

                  We consent to the use of, and reference to, our name and opinion under the heading "Legal Matters" in the Prospectus.

                  In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act of 1933 as amended, or the general rules and regulations promulgated thereunder.


                                            Yours truly,



                                            /s/ DESJARDINS DUCHARME STEIN MONAST

PYC/ds